Exhibit 8.1

Subsidiaries of the Registrant

Company Name in English	Jurisdiction of Incorporation

Konami Computer Entertainment Tokyo, Inc.	Japan

Konami Computer Entertainment Japan, Inc.	Japan

Konami Computer Entertainment Studios, Inc.	Japan

Konami Online, Inc.	Japan

Konami Media Entertainment, Inc.	Japan

Konami Traumer, Inc.	Japan

KPE, Inc.	Japan

Konami Sports Life Corporation	Japan

Konami Sports Corporation	Japan

Konami Marketing Japan, Inc.	Japan

Konami Real Estate, Inc.	Japan

Konami School, Inc.	Japan

Konami Career Management, Inc.	Japan

Konami Computer Entertainment School, Inc.	Japan

The Club at Yebisu Garden Co., Ltd	Japan

KPR, Inc.	Japan

TAKARA Co., Ltd.	Japan

HUDSON SOFT CO., LTD.	Japan

Konami Digital Entertainment, Inc.	U.S.A

Konami Marketing, Inc.	U.S.A

Konami Gaming, Inc.	U.S.A

Konami Corporation of America	U.S.A

Konami Corporation of Europe B.V.	Holland

Konami of Europe GmbH	Germany

Konami Marketing (Asia) Ltd.	China

Konami Software Shanghai, Inc.	China

Konami Australia Pty Ltd	Australia

Konami Gaming (Australia) Pty Ltd.	Australia

Konami Computer Entertainment Europe, Ltd.	UK